[Aetna Letterhead]

[Aetna Logo]                                151 Farmington Avenue
                                            Hartford, CT 06156

April 16, 1997                              Susan E. Bryant
                                            Counsel
                                            Law Division, RE4A
                                            Investments & Financial Services
                                            (860) 273-7834
                                            Fax:  (860) 273-0356

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Re: Variable Annuity Account I of Aetna Insurance Company of America Post-Effective Amendment No. 4 to Registration Statement on Form N-4 File Nos. 33-59749 and 811-8582

Dear Sir or Madam:

As Counsel of Aetna Insurance Company of America (the "Company"), I hereby consent to the use of my opinion dated February 28, 1997 (incorporated herein by reference to the 24f-2 Notice for the fiscal year ended December 31, 1996 filed on behalf of Variable Annuity Account I of Aetna Insurance Company of America on February 28, 1997) as an exhibit to this Post-Effective Amendment No. 4 to Registration Statement on Form N-4 (File No. 33-59749).

Sincerely,

/s/Susan E. Bryant

Susan E. Bryant
Counsel
Aetna Insurance Company of America